Exhibit 10.1

Form of Cash Award Agreement (Executive Officers)

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CASH AWARD AGREEMENT

This Cash Award Agreement (including the annex attached hereto, the “Agreement”) dated as of [●] is between Central European Media Enterprises Ltd. (the “Company”) and [●] (the “Grantee”).

WHEREAS, the Company’s Compensation Committee has determined that it would be in the best interests of the Company to grant a long-term cash incentive award to the Grantee.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.
Grant of Award. The Company hereby undertakes to the Grantee, subject to and upon the terms, conditions and restrictions of this Agreement, to pay to the Grantee a cash award in an amount of up to $[•] (the “Award”) as follows:

AWARD:	$[●] (in words: [●] U.S. dollars)

DATE OF AWARD:	[●]

PAYMENT SCHEDULE:
Subject to the terms of this Agreement, the Award will be payable in four equal installments on the date in the following schedule (the “Payment Schedule”), subject to the Grantee’s continuous employment with the Company or any of its Affiliates (together, “Service”) from the date hereof through the applicable payment date:

Payment Schedule
Payment Date	Incremental Amount of Award
[●]	25% of Award / $[●]
[●]	25% of Award / $[●]
[●]	25% of Award / $[●]
[●]	25% of Award / $[●]

2.	Additional Provisions.

(a)	Right to Award. This Award shall be payable in accordance with the schedule set forth on the Payment Schedule in Section 1 and with the applicable provisions of this Agreement.

(b)
Termination of Service. In the event the Grantee’s Service ceases for any reason (other than as provided in Section 2(c) below or Annex A), any portion of the Award that has not been paid prior to such cessation of Service shall immediately be forfeited to the Company, and the Grantee will have no further right, title or interest in or to such portion of the Award.

(c)
Death or Disability. In the event the Grantee’s Service ceases due to the Grantee’s death or termination by the Company due to disability, any unpaid portion of the Award that has not been paid shall become fully payable upon such cessation. For purposes of this Agreement, “disability” means the Grantee’s inability to perform the duties and responsibilities required of the Grantee by reason of a physical or mental disability or infirmity which has continued for more than one hundred and twenty (120) consecutive calendar days in any twelve (12) consecutive month period, as determined by the Committee.

(d)
Additional Events. Notwithstanding any other provision of this Agreement, any portion of the Award that has not been paid will become payable in accordance with the provisions of Annex A in connection with a Change in Control, a Delisting Event, a Disposition Event or a Qualifying Termination Event (in each case as defined in Annex A).

3.	Payment of the Award.
Subject to any withholding taxes pursuant to Section 4 and except as otherwise provided by this Agreement, the Company shall pay the Award in a lump sum as soon as practicable following each Payment Date, but in no event later than within 10 business days following the Payment Date. For purposes hereof, business day means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in Bermuda, the U.S. or the Netherlands.

4.
Withholding Taxes. Grantee acknowledges that Grantee may be liable for taxes assessed and/or withheld on the Award pursuant to applicable national or local law under the applicable laws of the jurisdiction where the Grantee is resident or may otherwise be applicable to the Grantee in respect of the Award.

(a)
Amount of Withholding Taxes. If any amount is required to be withheld in connection with the payment of an Award, the Company shall use reasonable efforts to inform the Grantee prior to the payment of any portion of the Award of (i) the estimated amount of any national, local income and employment taxes and social, health or national insurance (collectively “Taxes”) which the Company has determined will be owed by the Grantee by reason of the payment of the Award and (ii) the amount, if any, that the Company or any of its Affiliates will be required to withhold from the Grantee by reason of such payment.

(b)
Payment of Withholding Taxes. The Grantee agrees that the Company may deduct and withhold from the payment of any portion of the Award any Taxes that the Company or any of its Affiliates is required to withhold with respect to each such payment of the Award.

5.
Non Transferability. The Grantee shall not sell, assign, exchange, transfer (other than by will or the laws of descent or distribution), pledge, charge, hypothecate or otherwise dispose of or encumber the Award.

6.
Effect Upon Service. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to the continuation of the Grantee’s Service with the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Service.

7.
Determinations. The Committee has the power to interpret this Agreement and to administer, interpret and apply the Award in a manner consistent with the terms hereof (including, but not limited to, determining, in is sole and absolute discretion, whether any portion of the Award is payable and whether any unpaid portion of the Award of the Grantee may be accelerated and the corresponding payment date thereof). Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Company and the Grantee, and the Grantee’s respective successors and assigns.

8.	Incentive Compensation Recoupment Policy. The Award is subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy in effect from time to time.

9.
Section 409A of the Code. It is intended that the Award is exempt from Sections 409A and 457A of the U.S. Internal Revenue Code of 1986 (as amended, the “Code”) pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published thereunder. Notwithstanding the foregoing, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee in connection with the Award (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

10.
Acceptance of Award; Electronic Delivery. The Award evidenced by this Agreement shall be forfeited for no consideration if this Agreement is not accepted by the Grantee by executing and returning a copy of this Agreement to the Company within ninety (90) days of the date hereof. By executing this Agreement, the Grantee consents to the electronic delivery of this Agreement and all information with respect to the Award.

11.
Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel at the branch offices of CME Media Services Limited, and to the Grantee at the address appearing in the personnel records of the Company or its Affiliate or to either party at such other address as either party hereto may hereafter designate in writing to the other.

12.
Amendment. The Grantee hereby consents to any amendment to this Agreement in any way the Committee deems necessary or advisable to comply with or satisfy exemption from Sections 409A and 457A of the Code, to carry out the purpose of the Award, or in connection with any change in applicable laws or regulation or any future law or regulation. Except as provided above, any amendment to this Agreement must be in writing and signed by the Company and the Grantee.

13.	Governing Law. This Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of Bermuda.

14.
Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

15.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Signatures appear on following page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [●] day of [●].

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

By:	_________________________________________
Name: [●]
Title: [●]

GRANTEE

Signed:	_________________________________________
[●]

Annex A

Additional Events

1.	For purposes of this Agreement, the following definitions shall apply:

“Change in Control” means:

(i)    the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that any amalgamation, consolidation, merger or other business combination effected solely to change the domicile of the Company shall not constitute a Change in Control;

(ii)    the occurrence of an event the result of which is that any “person” or “group” of related persons (as defined in Section 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;

(iii)    the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Affiliates to an unaffiliated third party or the liquidation or dissolution of the Company; or

(iv)    a change in the composition of the Board in any two-year period, such that a majority of the members of the Board are not (A) persons who were directors at the beginning of such period or (B) persons who are elected, or nominated for election, to the Board by an affirmative vote of the majority of the such directors (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board);

provided, however, that (I) a Change in Control shall not include a Time Warner Transaction, and (II) for purposes of any Award or subplan that may constitute deferred compensation within the meaning of Code section 409A, the Committee, in its discretion, may specify a different definition of Change in Control in order to comply with or cause an Award to be exempt from the provisions of Code section 409A.

“Delisting Event” means an event or circumstance as a result of which the Company is no longer publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market.

“Disposition Event” means a transaction or series of related transactions following which the Company, in the judgement of the Committee, ceases to own a material portion of its assets.

“Employment Contract” means the [amended and restated] employment contract dated [●] between the Grantee and CME Media Services Limited, as amended, amended and restated, otherwise modified or superseded from time to time.

“Good Reason” means a material breach of the Employment Contract by CME Media Services Limited which results in the termination of the Employment Contract by the Grantee pursuant to clause [●] thereof.

“Qualifying Termination Event” means a termination of the Grantee’s employment with the Company or any Affiliate (i) by the Grantee for Good Reason or (ii) by the Company or such Affiliate which is not a Termination for Cause.

“Termination for Cause” shall have the meaning assigned to it in clause [●] of the Employment Contract.

“Time Warner Transaction” means (i) any transaction or event (including the exercise of conversion rights under any convertible security) the result of which is that AT&T Inc. (as the successor to the beneficial ownership interest of Time Warner Inc. in the Company) becomes the beneficial owner, directly or indirectly, of securities (including any securities attributed to it as part of a group under Section 13(d) of the Exchange Act) representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; or (ii) the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that AT&T Inc. is the beneficial owner of 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger. For the avoidance of doubt, in the event AT&T Inc. is the beneficial owner of less than 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger, such transaction shall constitute a Change in Control.

2.	In the event of a Change in Control, any portion of the Award that has not been paid will become fully payable in a lump sum payment immediately prior to such Change in Control.

3.
In the event of a Time Warner Transaction and the Company continues to be publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market, the Award will continue to be payable according to Payment Schedule set out in Section 1 of the Agreement until the earliest to occur of (i) the final Payment Date, (ii) a Qualifying Termination Event, (iii) a Delisting Event, or (iv) a Disposition Event.

4.
In connection with a Qualifying Termination Event, any portion of the Award that has not been paid will become fully payable in a lump sum payment immediately prior to such Qualifying Termination Event.

5.
In connection with a Delisting Event or a Disposition Event, any portion of the Award that has not been paid will become fully payable in a lump sum payment immediately prior to such Delisting Event or Disposition Event.

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